item 2.1

CANADA SOUTHERN PETROLEUM LTD.								Oct. 18, 2006

RESERVE DATA (CONSTANT PRICES AND COSTS)
Item 2.1
		Canada Southern interest in reserves (after royalties)

Effective as of September 30, 2006

	Natural Gas		Natural Gas Liquids		Oil		Total Oil Equivalent

	Company	Company	Company	Company	Company	Company	Company	Company
	Gross	Net	Gross	Net	Gross	Net	Gross	Net
at Sept. 30, 2006	(mmcf)	(mmcf)	(mbbl)	(mbbl)	(mbbl)	(mbbl)	(mboe)	(mboe)
Proved
Developed Producing	5434	5241	47	40	6	6	959	920
Developed Non-Producing	147	123	2	1			27	22
Undeveloped	90	69	1	1			16	13
Total Proved	5671	5433	50	42	6	6	1001	954
Probable	2336	1979	16	14	2	2	407	346
Total Proved Plus Probable	8007	7412	66	56	8	8	1409	1299

	Present Value of Future Net Revenues
	(Before Tax)		(After Tax)
	net cash flows ($000's)		net cash flows ($000's)

		Discounted at		Discounted at
	Undiscounted	0.100000	Undiscounted	0.100000

	7266	5410	7266	5410
	54	35	54	35
	-94	-99	-94	-99
	7226	5346	7226	5346
	3319	2045	3319	2045
	10545	7391	10545	7391

	Data provided by GLJ Petroleum Consultants

item 2.2

CANADA SOUTHERN PETROLEUM LTD.

RESERVE DATA (FORECAST PRICES AND COSTS)								Oct. 18, 2006
Item 2.2
	Canada Southern interest in reserves (after royalties)

Effective as of September 30, 2006

	Natural Gas		Natural Gas Liquids		Oil		Total Oil Equivalent

	Company	Company	Company	Company	Company	Company	Company	Company
	Gross	Net	Gross	Net	Gross	Net	Gross	Net
at Sept. 30, 2006	(mmcf)	(mmcf)	(mbbl)	(mbbl)	(mbbl)	(mbbl)	(mboe)	(mboe)
Proved
Developed Producing	6409	5977	53	45	6	6	1127	1047
Developed Non-Producing	163	134	2	1			29	23
Undeveloped	90	67	1	1			16	12
Total Proved	6662	6178	56	47	6	6	1172	1083
Probable	2737	2276	18	15	2	2	476	396
Total Proved Plus Probable	9399	8454	74	62	8	8	1649	1479

Company Interest before tax present value of future net revenues

		net cash flows ($000's)

		Discounted at
Undiscounted	0.050000	0.100000	0.150000	0.200000

30786	25754	22588	20327	18595
593	528	474	428	389
179	148	123	102	85
31558	26430	23185	20857	19069
12981	9212	7310	6093	5224
44539	35642	30495	26950	24293

Company Interest after tax present value of future net revenues

		net cash flows ($000's)

		Discounted at
Undiscounted	0.050000	0.100000	0.150000	0.200000

28966	24380	21450	19344	17727
393	346	307	274	247
119	91	70	53	39
29478	24817	21827	19671	18013
8668	6163	4904	4100	3526
38146	30980	26731	23771	21539

	Data provided by GLJ Petroleum Consultants

item 3.1

CANADA SOUTHERN PETROLEUM LTD.

SEPTEMBER 30, 2006 CONSTANT PRICES				OCT. 18, 2006
Item 3.1
EXCHANGE
	RATE	OIL	GAS	GAS B.C.
	SPOT	WTI	AECO	Plant Gate
DATE	($US/$CAD)	($US/bbl)	($CAD/mmbtu)	($CAD/mmbtu)

Sept. 30, 2006	0.8966 (1)	62.91 (2)	3.51 (3)	3.41

Constant Thereafter

Constant price assumptions provided by GLJ Petroleum Consultants

Note: These prices are actual posted prices at the reference date
(1) Noon Rate from the Bank of Canada
(2) Settlement price for prompt month delibvery
(3) Same day settlement price from NGX

item 3.2

CANADA SOUTHERN PETROLEUM LTD.

BENCHMARK FORECAST REFERENCE PRICES, AS AT SEPTEMBER 30, 2006				Oct. 18, 2006
Item 3.2
	EXCHANGE
	SPOT	OIL	GAS	GAS B.C.
	RATE	WTI	AECO	PLANT GATE
YEAR	($US/$CAD)	($US/bbl)	($CAD/mmbtu)	($CAD/mmbtu)

4Q2006	0.890	63.00	5.50	5.35
2007	0.890	65.00	7.50	7.35
2008	0.890	60.00	8.00	7.85
2009	0.890	55.00	7.95	7.80
2010	0.890	52.00	7.55	7.40
2011	0.890	53.00	7.35	7.20
2012	0.890	54.00	7.50	7.35
2013	0.890	55.25	7.65	7.50
2014	0.890	56.25	7.85	7.65
2015	0.890	57.50	8.00	7.85
2016	0.890	58.50	8.20	8.05
2017+	0.890	2%/yr	2%/yr	2%/yr

Price assumptions provided by GLJ Petrolrum Consultants

item 4.1a

CANADA SOUTHERN PETROLEUM LTD.								Oct. 18, 2006

TOTAL FUTURE NET REVENUE CONSTANT PRICE CASE (UNDISCOUNTED)
Item 4.1 a

Effective as of September 30, 2006
						Future		Future
				Capital		Net Revenue		Net Revenue
			Operating	Development	Abandonment	Before	Income	After
	Revenue	Royalties	Costs	Costs	Costs	Income Taxes	Tax	Income Taxes
Reserves Category	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

Proved Producing	20,578	3,325	8,901	11	1,075	7,266	0	7,266

Proved Developed Nonproducting	520	74	180	208	5	54	0	53

Proved Undeveloped	355	81	112	248	8	-94	0	-94

Total Proved	21,453	3,480	9,193	467	1,088	7,226	0	7,225

Total Probable	8,389	1,559	3,052	435	24	3,319	0	3,319

Total Proved Plus Probable	29,842	5,039	12,245	902	1,112	10,545	0	10,544

Data provided by GLJ Petroleum Consultants

item 4.1b

CANADA SOUTHERN PETROLEUM LTD.												Oct. 18, 2006

RECONCILATION OF CHANGES IN RESERVES (FORECST PRICE AND COSTS)
Item 4.1b
Effective as of September 30, 2006

	Light and Medium Oil			Conventional Natural Gas			Natural Gas Liquids				BOE

			Net			Net			Net			Net
			Proved			Proved			Proved			Proved
	Net	Net	Plus	Net	Net	Plus	Net	Net	Plus	Net	Net	Plus
	Proved	Probable	Probable	Proved	Probable	Probable	Proved	Probable	Probable	Proved	Probable	Probable
Factors	(mbbl)	(mbbl)	(mbbl)	(mmcf)	(mmcf)	(mmcf)	(mbbl)	(mbbl)	(mbbl)	(mbbl)	(mbbl)	(mbbl)
Dec. 31, 2005	2.8	1.1	3.9	7939	2601	10540	66.5	18.2	84.7	1392	453	1845

Extensions	0.0	0.0	0.0	0	0	0	0.0	0.0	0.0	0	0	0
Infill Drilling	0.0	0.0	0.0	0	0	0	0.0	0.0	0.0	0	0	0
Improved Recovery	0.0	0.0	0.0	14	-14	0	0.0	0.0	0.0	2	-2	0
Technical Revisions	4.0	1.0	5.0	-310	-312	-622	-12.2	-3.0	-15.2	-60	-54	-114
Discoveries	0.0	0.0	0.0	0	0	0	0.0	0.0	0.0	0	0	0
Acquisitions	0.0	0.0	0.0	0	0	0	0.0	0.0	0.0	0	0	0
Dispositions	0.0	0.0	0.0	0	0	0	0.0	0.0	0.0	0	0	0
Economic Factors	0.0	0.0	0.0	0	0	0	0.0	0.0	0.0	0	0	0
Production	-1.2	0.0	-1.2	-1465	0.0	-1465	-6.9	0.0	-6.9	-252	0	-252

Sept. 30, 2006	5.6	2.1	7.7	6178	2275	8453	47.4	15.2	62.6	1083	396	1479

Data provided by GLJ Petroleum Consultants

Notes: The Company has no unconventional reserves (Bitumen, Synthetic Crude Oil, Natural Gas from Coal, etc)
The above change categories correspond to standards set out in the Canadian Oil and Gas Evaluation Handbook. For reporting under NI 51-101, reserves additions under Infill Drilling and Improved Recovery should be combined and reported as Improved Recovery.

Reconciliation

RECONCILIATION OF CHANGES IN
NET PRESENT VALUES OF FUTURE NET REVENUE
DISCOUNTED AT 10%

TOTAL PROVED RESERVES
Oct. 18, 2006
CONSTANT PRICES AND COSTS
Item 4.2a
Effective as of September 30, 2006

	After Tax	Before Tax
	2006	2006
Period and Factor	(M$)	(M$)

Estimated Net Present Value at December 31, 2005	38,158	41,413

Oil and Gas Sales During the Period Net of Production Costs and Royalties (1)	(6,733)	(6,733)
Changes due to Prices, Production Costs and Royalties Related to Forecast Production (2)	(32,863)	(32,863)
Development Costs During the Period (3)	3,419	3,419
Changes In Forecast Development Costs (4)	(2,190)	(2,190)
Changes Resulting from Extensions and Improved Recovery (5)	-	-
Changes Resulting from Discoveries (5)	-	-
Changes Resulting from Acquisitions of Reserves (5)	-	-
Changes Resulting from Dispositions of Reserves (5)	-	-
Accretion of Discount (6)	4,141	4,141
Net Change in Income Taxes (7)	3,255
Changes Resulting from Technical Reserves Revisions	(4,870)	(4,870)
All Other Changes	3,029	3,029

Estimated Net Present Value at September 30, 2006	5,346	5,346
Data provided by GLJ Petroleum Consultants

(1) Company actual before income taxes, excluding G&A.
(2) The impact of changes in prices and other economic factors on future net revenue.
(3) Actual capital expenditures relating to the development and production of oil and gas reserves.
(4) The change in forecast development costs for the properties evaluated at the beginning of the period.
(5) End of period net present value of the related reserves.
(6) Estimated as 10% of the beginning of period net present value.
(7) The difference between forecast income taxes at beginning of period and the actual taxes for the period plus forecast income taxes at the end of period.

item 4.2b

CANADA SOUTHERN PETROLEUM LTD.								Oct. 18, 2006

TOTAL FUTURE NET REVENUE FORECAST PRICE CASE (UNDISCOUNTED)
Item 4.2b
Effective as of September 30, 2006

						Future		Future
				Capital		Net Revenue		Net Revenue
			Operating	Development	Abandonment	Before	Income	After
	Revenue	Royalties	Costs	Costs	Costs	Income Taxes	Tax	Income Taxes
Reserves Category	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

Proved Producing	54,833	9,323	13,537	11	1,176	30,786	1,820	28,966

Proved Developed Nonproducting	1,244	203	229	212	6	594	200	394

Proved Undeveloped	750	191	119	252	9	179	60	119

Total Proved	56,827	9,717	13,885	475	1,191	31,559	2,080	29,479

Total Probable	23,703	4,916	5,265	451	90	12,981	4313	8,668

Total Proved Plus Probable	80,530	14,633	19,150	926	1,281	44,540	6,393	38,147

Data provided by GLJ Petroleum Consultants

Production Group  F

CANADA SOUTHERN PETROLEUM LTD.			Oct. 18, 2006

FUTURE NET REVENUE BY PRODUCTION GROUP (FORECAST PRICE AND COSTS CASE)

Effective as of September 30, 2006

	Future Net Revenue
	Before Income Taxes (3)
	(Discounted at 10% per year)
	M$

Proved Producing
Light & Medium Oil (1)	233
Natural Gas (2)	22355
Total: Proved Producing	22588

Total Proved
Light & Medium Oil (1)	233	0.0%
Natural Gas (2)	22952	1.0%
Total: Total Proved	23185

Total Proved Plus Probable
Light & Medium Oil (1)	291	<1.0%
Natural Gas (2)	30204	1.0%
Total: Total Proved Plus Probable	30495

Comments
(1) Including solution gas and other by-products
(2) Including by-products but excluding solution gas
(3) Other company revenue and costs not related to a specific production group (e.g. ARTC) have been allocated proposrtionately to production groups

Production Group C

CANADA SOUTHERN PETROLEUM LTD.			Oct. 18, 2006

FUTURE NET REVENUE BY PRODUCTION GROUP (CONSTANT PRICE AND COSTS CASE)

Effective as of September 30, 2006

	Future Net Revenue
	Before Income Taxes (3)
	(Discounted at 10% per year)
	M$

Proved Producing
Light & Medium Oil (1)	242
Natural Gas (2)	5168
Total: Proved Producing	5410

Total Proved
Light & Medium Oil (1)	242	0.0%
Natural Gas (2)	5104	1.0%
Total: Total Proved	5346

Total Proved Plus Probable
Light & Medium Oil (1)	309	0.0%
Natural Gas (2)	7081	1.0%
Total: Total Proved Plus Probable	7390

Comments
(1) Including solution gas and other by-products
(2) Including by-products but excluding solution gas
(3) Other company revenue and costs not related to a specific production group (e.g. ARTC) have been allocated proposrtionately to production groups

Capital Expenditures C

CANADA SOUTHERN PETROLEUM LTD.																Oct. 18, 2006

COMPANY ANNUAL CAPITAL EXPENDITURES M$ (CONSTANT PRICES AND COSTS)

Effective as of September 30, 2006

						Year								Totals
																0.100000
Equity Description	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	Subtotal	Remainder	Total	Discounted

Proved Producing	11	0	0	0	0	0	0	0	0	0	0	0	11	0	11	11

Total Proved	11	415	40	0	0	0	0	0	0	0	0	0	466	0	466	431

Total Proven plus Probable	18	503	380	0	0	0	0	0	0	0	0	0	901	0	901	808

Data provided by GLJ Petroleum Consultants

Capital Expenditures F

CANADA SOUTHERN PETROLEUM LTD.																Oct. 18, 2006

COMPANY ANNUAL CAPITAL EXPENDITURES M$ (FORECAST PRICES AND COSTS)

Effetcive as of September 30, 2006

						Year								Totals
																0.100000
Equity Description	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	Subtotal	Remainder	Total	Discounted

Proved Producing	11	0	0	0	0	0	0	0	0	0	0	0	11	0	11	11

Total Proved	11	423	42	0	0	0	0	0	0	0	0	0	476	0	476	440

Total Proven plus Probable	18	513	395	0	0	0	0	0	0	0	0	0	926	0	926	830

Data provided by GLJ Petroleum Consultants